UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

MN	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

801 S. Marquette Ave., Minneapolis, MN	55402-2807
(Address of principal executive offices)	(Zip Code)

(651) 483-7111
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

Deluxe Corporation (the "Company") expects to realign its organization structure to better reflect the company’s portfolio mix and offerings, and expects to update its reportable segments to correspond with these changes and complete the segment realignment effective for the quarter ending March 31, 2024. The Company is not operating under the new segment structure during fiscal year 2023 and continues to allocate resources and assess performance based on its current reportable segment structure.

As of January 1, 2024, the Company’s realigned reportable segments are expected to be:

•Merchant Services – provides electronic credit and debit card authorization and payment systems and processing services to small and medium-sized retail and service businesses.

•B2B Payments – provides treasury management solutions, including remittance and lockbox processing, remote deposit capture, receivables management, payment processing and paperless treasury management, and Deluxe Payment Exchange.

•Data Solutions – provides data-driven marketing solutions, including digital engagement, financial institution profitability reporting and account switching tools, and business incorporation services.

•Print – provides printed personal and business checks, printed business forms, accessories, advertising specialties, promotional apparel and fraud and security services.

The Company expects to provide initial disclosures based on the realigned segments in connection with its financial results for the quarterly period ending March 31, 2024.

This Current Report on Form 8-K includes unaudited, updated financial information in the materials furnished hereunder as Exhibits 99.1 and 99.2. This unaudited, updated financial information consists of estimated revenue growth for fiscal years 2023 through 2026, as well as recalculated estimated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) margin for fiscal years 2023 and 2026, for the expected new segments. The Company also provided a preliminary estimate for fiscal year 2024 for total company revenue, adjusted EBITDA, adjusted earnings per share (EPS) and free cash flow.

The estimates for fiscal years 2023 through 2026 reflect the anticipated revenue, anticipated revenue growth, anticipated adjusted EBITDA, anticipated adjusted EBITDA growth, anticipated adjusted EBITDA margin, anticipated adjusted EPS and anticipated free cash flow of the Company (and its expected new reportable segments) based on its current and expected assets, businesses and operations. The estimates assume no material acquisitions or dispositions and no other factors that could cause actual results and events to differ materially from the Company’s current expectations. These other factors are described in Exhibits 99.1 and 99.2 of this Current Report as well as in the Company’s Form 10-K for the year ended December 31, 2022, and other filings made with the SEC.

The Company has not reconciled the adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and free cash flow projections to the directly comparable GAAP financial measures because the Company does not provide outlook guidance for net income or the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-

looking reconciling items, including asset impairment charges, restructuring and integration costs, gains and losses on sales of businesses and long-lived assets, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook guidance to the corresponding GAAP measures is not available without reasonable effort. The probable significance of certain of these items is high and, based on historical experience, could be material.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 5, 2023, the Company issued a press release in connection with its Investor Day on December 5, 2023. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company used the materials furnished as Exhibit 99.2 to this Current Report on Form 8-K in connection with its Investor Day and intends to use them from time to time. It will also post the presentation materials on its website at www.deluxe.com/investor.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 5, 2023, of Deluxe Corporation reporting preliminary financial estimates for fiscal years 2024 through 2026 (furnished)
99.2	Deluxe Corporation's Investor Day presentation on December 5, 2023 (furnished)
101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover page interactive data file (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Senior Vice President, Chief
Administrative Officer and
General Counsel

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